EXHIBIT 10.35


                       STAY BONUS AGREEMENT


          THIS STAY BONUS AGREEMENT is made by and between Foodbrands America, Inc., a Delaware corporation (the "Corpora-tion"), and ________________________ ("Executive") and dated as of the 31st day of December, 1996.

                       W I T N E S S E T H:

          WHEREAS, the Corporation and Executive are parties to an existing Transition Employment Agreement ("Executive's Employment Agreement") which provides for certain compensation to Executive if Executive is terminated by the Corporation after a Change of Control Event (as defined below) but the Company presently provides no additional incentive to Executive to remain in the employ of the Company before or after a Change of Control Event; and

          WHEREAS, Executive is a key employee of the Corporation and the Corporation desires to provide sufficient incentive to Executive to remain in the employ of the Corporation both before and after a Change of Control Event;

          NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

          1. Accounting Treatment. In the event that the Corporation becomes a party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment then (A) this Agreement shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (B) to the extent that the application of clause
(A) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any provision of this Agreement disqualifies the transaction as a "pooling" transaction (including, if applicable, this entire Agreement), such provision shall be null and void as of the date hereof. All determinations under this paragraph shall be made by the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction.

          2.   Definitions.

               (a) "Beneficial Owner" and "Beneficial Ownership" shall have the meaning used in Rule 13d-3 promulgated under the Exchange Act.

               (b) "Cause" shall have the same meaning as in Executive's Employment Agreement.

               (c) "Change of Control Event" means each of the following:

                    (i) A change in stockholder ownership of the Corporation, whereby any person or Group other than Joseph
Littlejohn & Levy Fund, L.P. or any of its affiliates, acquires
Control of the Corporation after the date of this Agreement;

                    (ii)  A merger or consolidation of the
Corporation with and into another company, other than with or into a wholly-owned subsidiary of the Corporation, where:

                         (1)  the Corporation is not the
surviving company; or

                         (2)  the Corporation is the surviving
company and the members of the Board of Directors of the Corpora-tion immediately prior to the merger or consolidation do not constitute a majority of the Board of Directors of the surviving company after the merger or consolidation;

                    (iii) The sale of all or substantially all of the assets of the Corporation; or

                    (iv) Any other kind of a corporate
reorganization or takeover where:

                         (1)  the Corporation is not the
surviving company; or

                         (2)  the Corporation is the surviving
company and the members of the Board of Directors of the Corpora-tion immediately prior to the reorganization do not constitute a majority of the Board of Directors of the surviving company.

                    (v)  Whether such transaction results in a
Change of Control Event pursuant to subparagraphs (i) or (iv) above or not, the following events shall be deemed a Change of Control Event (i) a transaction or series of transactions pursuant to which Joseph Littlejohn & Levy Fund, L.P., transfer all of its Beneficial Ownership in the capital stock of the Corporation to any other person or Group, or (ii) all of the outstanding capital stock of the Corporation is acquired by any person or Group in one or more related transactions.

          With respect to the events described in subparagraphs
(ii), (iii) and (iv) above, the "Change of Control Event" shall be deemed to occur on the later to occur of the transaction described in such subparagraph or a shareholder vote approving such a transaction.

               (d) "Control" shall mean the record or Beneficial Ownership of the outstanding stock of the Corporation which, when voted together with the shares of outstanding stock of all other stockholders of the Corporation with proxies or written consents or held by such person or Group would constitute 50% or more of all voting power of the Corporation.

               (e)  "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

               (f) "Good Reason" shall have the meaning assigned to such term in Executive's Employment Agreement.

               (g) "Group" shall have the same meaning as such term has been construed pursuant to Section 13(d)(3) or 14(d)(2) of the Exchange Act.

          3. Stay Bonus. Subject only to death, disability, termination of employment by the Executive for Good Reason or termination of employment by the Corporation, the Executive agrees to continue his employment during the one-year period immediately following the Change of Control Event (the "Stay Period"). The Executive shall be entitled to and shall be paid a cash bonus equal to $_____________ (the "Stay Bonus") (i) upon the completion of the Executive's employment by the Corporation for the Stay Period or (ii) if earlier, upon his termination of employment with the Corporation for Good Reason or the termination of his employment by the Corporation for reasons other than for Cause (excluding death or permanent disability). The Stay Bonus shall be paid within fifteen (15) days after the Executive becomes entitled to payment pursuant to the immediately preceding sentence. If, however, during the Stay Period the Executive should voluntarily terminate his employment other than for Good Reason or if he should die or if he should become permanently disabled, he shall nonetheless receive a proportionate part of the Stay Bonus computed by multiplying the Stay Bonus by a fraction, the numerator of which is the number of days in the Stay Period the Executive is employed by the Corpora-tion before the occurrence of his resignation, death or permanent disability and the denominator is 365.

          4. Additional Payments. This Stay Bonus Agreement is in addition to all of the rights, duties and obligations of the parties under any other employment arrangements or welfare or benefit plans applicable to Executive.

          5. Non-Competition. In the event Executive's employ-ment is terminated after a Change of Control of Event (a) for Cause, (b) voluntarily by Executive for other than Good Reason, or (c) voluntarily by Executive less than one (1) year after the Stay Period, Executive may not, directly or indirectly, (i) conduct any activities involving the developing, manufacturing or marketing or selling of products that are competitive with the products marketed by the Corporation immediately prior to the Change of Control Event (the "Prohibited Business"); (ii) engage (as an individual or as a stockholder, trustee, partner, financier, agent, employee or representative, firm, corporation, or association), or have any interest, direct or indirect in any Prohibited Business; and (iii) may not assist or engage in any business related activities involving those products currently produced or under development by the Corporation, all for a period of two (2) years after termination of employment. The parties hereto agree that the duration and geographic area for which the covenant not to compete set forth in this paragraph 5 is to be effective or reasonable, however, in the event that any court determines that the time period or geographic area, or both of them, are unreasonable, and that such covenant is, to that extent, unenforceable, the parties hereto agree that the covenant shall remain in full and effect for the greatest time period and for the greatest area that would not render it unen-forceable. The parties hereto agree that the covenant shall be deemed to be a series of separate covenants, one for each and every state or county of a geographic area where the covenant not to compete is intended to be effective. Notwithstanding anything to the contrary in this paragraph 5, ownership of less than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph 5.

          6. Amendments. Subject to applicable law, this Agreement may be amended only in writing signed by each of the parties hereto.

          7. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          8. Agreement. This Agreement shall constitute the entire agreement between the parties as to the subject matter hereof and shall be in full force and effect as herein provided.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CORPORATION:                       FOODBRANDS AMERICA, INC.



                                   By___________________________
                                     R. Randolph Devening
                                     Chairman, Chief Executive
                                     Officer and President



EXECUTIVE:                           ___________________________
                                     Executive